                                    BYLAWS

                                      OF

                          MARKWEST HYDROCARBON, INC.


                                  ARTICLE I.
                            Offices, Corporate Seal

          Section 1.01.  Offices.  The Corporation shall have a registered
                         -------
office, a principal office and such other offices as the Board of Directors may determine.

          Section 1.02.  Corporate Seal.  The Corporation shall have no
                         --------------
corporate seal.

                                  ARTICLE II.
                           Meetings of Stockholders

          Section 2.01.  Place and Time of Meetings.  Meetings of the
                         --------------------------
stockholders may be held at such place and at such time as may be designated by the Board of Directors. In the absence of a designation of place, this meeting shall be held at the principal office. In the absence of a designation of time, the meeting shall be held at 10:00 a.m.

          Section 2.02.  Annual Meetings.  The annual meeting of the
                         ---------------
stockholders of the Corporation for the election of Directors and for the transaction of any other proper business, notice of which was given in the notice of the meeting, shall be held in June of each year on such business day as the Secretary of the Corporation shall determine from time to time.

          Section 2.03.  Special Meetings.  Special meetings of the stockholders
                         ----------------
for any purpose or purposes shall be called by the Secretary at the written request of a majority of the total number of Directors, by the Chairman of the Board, by the President or by the stockholders owning a majority of the shares outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

          Section 2.04.  Quorum, Adjourned Meetings.  The holders of a majority
                         --------------------------
of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If
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a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 2.05.  Organization.  At each meeting of the stockholders, the
                         ------------
Chairman of the Board or in his or her absence the President or in his or her absence the chairman chosen by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote shall act as chairman; and the Secretary of the Corporation or in his or her absence an Assistant Secretary or in his or her absence any person whom the chairman of the meeting shall appoint shall act as Secretary of the meeting.

          Section 2.06.  Order of Business.  The order of business at all
                         -----------------
meetings of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at such meeting and entitled to vote thereat.

          Section 2.07.  Voting.  Each stockholder of the Corporation entitled
                         ------
to vote at a meeting of stockholders or entitled to express consent in writing to the corporate action without a meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him or her and registered in his or her name on the books of the Corporation. Upon the request of any stockholder, the vote upon any question before a meeting shall be by written ballot, and all elections of Directors shall be by written ballot. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Incorporation or these Bylaws. Any action to be taken by written consent without a meeting may be taken by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. For the election of Directors, the persons receiving the largest number of votes (up to and including the number of Directors to be elected) shall be Directors. If Directors are to be elected by consent in writing of the stockholders without a meeting, those persons receiving the consent in writing of the largest number of shares in the aggregate and constituting not less than a majority of the total outstanding shares entitled to consent in writing thereon (up to and including the number of Directors to be elected) shall be Directors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall have been given written notice to the contrary and shall have been furnished with a copy of the instrument or order appointing them or creating a relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

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              (i)   if only one shall vote, his or her act shall bind all.

             (ii) if more than one shall vote, the act of the majority voting shall bind all.

            (iii) if more than one shall vote, but the votes shall be evenly split on any particular matter, then, except as otherwise required by statute, each fraction may vote the shares in question proportionately.

          Section 2.08.  Inspectors of Election.  At each meeting of the
                         ----------------------
stockholders, the chairman of such meeting may appoint two inspectors of election to act. Each inspector of election so appointed shall first subscribe an oath or affirmation briefly to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his or her ability such inspectors of election, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the Secretary of such meeting of the results thereof. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested.

          Section 2.09.  Notices of Meetings and Consents. Every stockholder
                         --------------------------------
shall furnish the Secretary of the Corporation with an address at which notices of meetings and notices and consent material with respect to proposed corporate action without a meeting and all other corporate communications may be served on or mailed to him or her. Except as otherwise provided by the Certificate of Incorporation or by statute, a written notice of each annual and special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting or the date on which the corporate action without a meeting is proposed to be taken to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice of meeting to him or her personally or depositing the same in the United States mail, postage prepaid, directed to him or her at the post office address shown upon the records of the Corporation. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership is delivery to such corporation, association or partnership. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

          Section 2.10.  Proxies.  Each stockholder entitled to vote at a
                         -------
meeting of stockholders or consent to corporate action without a meeting may authorize another person or persons to act for him or her by proxy by an instrument executed

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in writing. If any such instrument designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after three years from the date of its execution unless the proxy provides for a longer period. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. Subject to the above, any proxy may be revoked if an instrument revoking it or proxy bearing a later date is filed with the Secretary.

          Section 2.11.  Waiver of Notice.  Notice of any annual or special
                         ----------------
meeting may be waived either before, at or after such meeting in writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

          Section 2.12.  Written Action.  Any action that may be taken at a
                         --------------
meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 2.13.  Stockholder List.  The officer who has charge of the
                         ----------------
stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

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                                 ARTICLE III.
                              Board of Directors

          Section 3.01.  General Powers.  The business of the Corporation shall
                         --------------
be managed by the Board of Directors.

          Section 3.02.  Number, Qualification and Term of Office.  The Board of
                         ----------------------------------------
Directors shall consist of not less than six members. The exact number of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the times for which they shall severally hold office. Directors of the First Class first chosen shall hold office for one year or until the first annual election following their election; Directors of the Second Class first chosen shall hold office for two years or until the second annual election following their election; and Directors of the Third Class first chosen shall hold office for three years or until the third annual election following their election; and, in each case, until their successors shall be duly elected and shall qualify. At each future annual meeting of the stockholders, the successors to the Class of Directors whose terms shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one Class of Directors shall expire in each year. Each Director elected shall hold office until his successor shall be elected and shall qualify. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote for the election of Directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.02.

          Section 3.03.  Annual Meeting.  As soon as practicable after each
                         --------------
election of Directors, the Board of Directors shall meet at the registered office of the Corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as may come before the meeting.

          Section 3.04.  Regular Meetings.  Regular meetings of the Board of
                         ----------------
Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of Directors.

          Section 3.05.  Special Meetings.  Special meetings of the Board of
                         ----------------
Directors may be called by the Chairman of the Board, the President, or by any two of the Directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

          Section 3.06.  Notice of Meetings.  No notice need be given of any
                         ------------------
annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least

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twenty-four hours' notice thereof to each Director by mail, telephone, telegram, or in person. Notice shall be effective upon receipt.

          Section 3.07.  Waiver of Notice.  Notice of any meeting of the Board
                         ----------------
of Directors may be waived either before, at, or after such meeting in writing signed by each Director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 3.08.  Quorum.  A majority of the total number of Directors
                         ------
shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws require a greater number.

          Section 3.09.  Vacancies.  Newly created directorships resulting from
                         ---------
any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall he filled by a majority vote of the remaining Directors, though less than a quorum, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which a successor shall be elected and shall qualify. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote for the election of Directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.09.

          Section 3.10.  Removal.  At any meeting of the stockholders held for
                         -------
the purpose of removal of Directors, any Director may, by the vote of 80% of all the shares of stock outstanding and entitled to vote, be removed from office, but only for cause. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote for the election of Directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.10.

          Section 3.11.  Committees of Directors.  The Board of Directors may,
                         -----------------------
by resolution adopted by a majority of the total number of Directors, designate one or more committees, each to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

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          Section 3.12.  Written Action.  Any action required or permitted to be
                         --------------
taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all Directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 3.13.  Compensation.  Directors who are not salaried officers
                         ------------
of the Corporation may receive a fixed sum per meeting attended or a fixed annual sum and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any Director may serve the Corporation in any other capacity and receive proper compensation therefor.

          Section 3.14.  Conference Communications.  Directors may participate
                         -------------------------
in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

          Section 3.15.  Conflicts of Interest.
                         ---------------------

          (a) As used in this Section 3.15, "Control Person" means any Director or officer of the Corporation or any holder of 10% or more of the Corporation's securities.

          (b) As used in this Section 3.15, "Conflicting Interest Transaction" means any of the following:

              (i) A loan or other assistance by the Corporation to a Control Person or to an entity in which a Control Person is a director or officer or has a material financial interest;

              (ii) A guaranty by the Corporation of an obligation of a Control Person or of an obligation of an entity in which a Control Person is a director or officer or has a material financial interest; or

              (iii) A contract or transaction between the Corporation and a Control Person or between the Corporation and an entity in which a

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          Control Person is a director or officer or has a material financial interest.

          (c) As used in this Section 3.15, "Outside Director" means any member of the Board of Directors of the Corporation not employed by the Corporation and not a party to the Conflicting Interest Transaction under consideration.

          (d) The Corporation shall not enter into any Conflicting Interest Transaction unless and until the material facts as to the Director's relationship or interest and as to the Conflicting Interest Transaction are disclosed or are known to the Board of Directors, and a majority of the Outside Directors in good faith authorizes, approves, or ratifies the Conflicting Interest Transaction by affirmative vote, even though the Outside Directors are less than a quorum.

          (e) All Directors present at a meeting of the Board of Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes, approves, or ratifies the Conflicting Interest Transaction.


                                  ARTICLE IV.
                                   Officers

          Section 4.01.  Number.  The officers of the Corporation shall consist
                         ------
of a President, one or more Vice Presidents, a Secretary, a Treasurer, and any officers and agents as the Board of Directors by a majority vote of the total number of Directors may designate. Any person may hold two or more offices.

          Section 4.02.  Election, Term of Office, and Qualifications. At each
                         --------------------------------------------
annual meeting of the Board of Directors all officers, from within or without their number, shall be elected. Such officers shall hold office until the next annual meeting of the Directors or until their successors are elected and qualified, or until such office is eliminated by a vote of the majority of all Directors. Officers who may be Directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their Directorship.

          Section 4.03.  Removal and Vacancies.  Any officer may be removed from
                         ---------------------
his or her office by a majority vote of the total number of Directors with or without cause. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

          Section 4.04.  Chairman of the Board.  The Chairman of the Board, if
                         ---------------------
one is elected, shall preside at all meetings of the stockholders and Directors and

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shall have such other duties as may be prescribed, from time to time, by the
Board of Directors.

          Section 4.05.  President.  The President shall have general active
                         ---------
management of the business of the Corporation. He or she shall preside at all meetings of the stockholders and Directors. He or she shall be the chief executive officer of the Corporation and shall see that all orders and resolutions of the Directors are carried into effect. He or she shall be ex
                                                                         --
officio a member of all standing committees. He or she may execute and deliver
- -------
in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation and in general shall perform all duties usually incident to the office of the President. He or she shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

          Section 4.06.  Vice President.  Each Vice President shall have such
                         --------------
powers and shall perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his or her power and duties in the order designated by the Board of Directors.

          Section 4.07.  Secretary.  The Secretary shall be secretary of and
                         ---------
shall attend all meetings of the stockholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. He or she shall give proper notice of meetings of stockholders and the Board of Directors. He or she shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

          Section 4.08.  Treasurer.  The Treasurer shall keep accurate accounts
                         ---------
of all moneys of the Corporation received or disbursed. He or she shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. He or she shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. He or she shall disburse the funds of the Corporation as ordered by the Directors, making proper vouchers therefor. He or she shall render to the President and the Board of Directors whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

          Section 4.09.  Duties of Other Officers.  The duties of such other
                         ------------------------
officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

          Section 4.10.  Compensation.  The officers of the Corporation shall
                         ------------
receive such compensation for their services as may be determined from time to

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time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

                                  ARTICLE V.
                           Shares and Their Transfer

          Section 5.01.  Certificates for Stock.  Every holder of stock in the
                         ----------------------
Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by him or her. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so canceled, except in cases provided for in Section 5.05.

          Section 5.02.  Issuance of Stock.  The Board of Directors is
                         -----------------
authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. Stock so issued shall be fully paid and nonassessable. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Treasury shares may be disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

          Section 5.03.  Partly Paid Stock.  The Corporation may issue the whole
                         -----------------
or any part of its stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each certificate issued to represent any such partly paid stock, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid stock, the Corporation may declare a dividend upon partly paid stock of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. The Board of Directors may, from time to time, demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on such stock, and such sum so demanded shall be paid to the Corporation at such times and by such installments as the Directors shall direct. The Directors shall give

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written notice of the time and place of such payments, which notice shall be mailed at least 30 days before the time for such payment, to each holder of or subscriber for stock which is not fully paid at his or her last known post-office address.

          Section 5.04.  Transfer of Stock.  Transfer of stock on the books of
                         -----------------
the Corporation may be authorized only by the stockholder named in the certificate, the stockholder's legal representative or the stockholder's duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation.

          Section 5.05.  Loss of Certificates.  Any stockholder claiming a
                         --------------------
certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one claimed to have been lost, stolen or destroyed.

          Section 5.06.  Facsimile Signatures.  Whenever any certificate is
                         --------------------
countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

                                  ARTICLE VI.
                           Dividends, Surplus, Etc.

          Section 6.01.  Dividends.  The Board of Directors may declare
                         ---------
dividends from the Corporation's surplus, or if there be none, out of its net profits for the current fiscal year, and/or the preceding fiscal year in such amounts as in their opinion the condition of the affairs of the Corporation shall render advisable unless otherwise restricted by law.

          Section 6.02.  Use of Surplus, Reserves.  The Board of Directors may
                         ------------------------
use any of its property or funds, unless such would cause an impairment of capital, in purchasing any of the stock, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation. The Board of Directors may from

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time to time set aside from its surplus or net profits such sums as it deems proper as a reserve fund for any purpose.

                                 ARTICLE VII.
                     Books and Records, Audit, Fiscal Year

          Section 7.01.  Books and Records.  The Board of Directors of the
                         -----------------
Corporation shall cause to be kept: (a) a share ledger which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of stockholders and Directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

          Section 7.02.  Audit.  The Board of Directors shall cause the records
                         -----
and books of account of the Corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

          Section 7.03.  Annual Report.  The Board of Directors shall cause to
                         -------------
be filed with the Delaware Secretary of State in each year the annual report required by law.

          Section 7.04.  Fiscal Year.  The fiscal year of the Corporation shall
                         -----------
end on December 31 of each year.

          Section 7.05.  Examination by Stockholders.  Any stockholder of record
                         ---------------------------
of the Corporation, upon written demand under oath stating the purpose thereof, shall have the right to inspect in person or by agent or attorney, during usual business hours, for any proper purpose, the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. Holders of voting trust certificates representing stock of the Corporation shall be regarded as stockholders for the purpose of this subsection. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal office.

                                 ARTICLE VIII.
                                Indemnification

          Section 8.01.  Indemnification.  The Corporation shall indemnify such
                         ---------------
persons for such liabilities in such manner under such circumstances, and to such extent, as permitted by the Certificate of Incorporation of the Corporation and by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter

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

amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this section 8.01, all in the manner, under the circumstances and to the extent permitted by the Certificate of Incorporation of the Corporation and by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

                                  ARTICLE IX.
                                 Miscellaneous

          Section 9.01.  Fixing Date for Determination of Stockholders of
                         ------------------------------------------------
Record.  (a) In order that the Corporation may determine the stockholders
- ------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

          (b)  If no record date is fixed:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

               (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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

          Section 9.02.  Periods of Time.  During any period of time prescribed
                         ---------------
by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

          Section 9.03.  Voting Securities Held by the Corporation. Unless
                         -----------------------------------------
otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

          Section 9.04.  Purchase and Sale of Securities.  Unless otherwise
                         -------------------------------
ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                  ARTICLE X.
                                  Amendments

          Section 10.01.  Amendment by Board of Directors.  The Board of
                          -------------------------------
Directors shall have the power to make, amend and repeal these By-Laws of the Corporation, by vote of a majority of all of the Directors, at any regular or special meeting of the Board; provided, however, that any By-Laws made by the Board of Directors may be amended, altered, or repealed by the stockholders as provided in Section 10.02.

          Section 10.02.  Amendment by Stockholders.  Except as provided in
                          -------------------------
Sections 3.02, 3.09 and 3.10 of these By-Laws, the stockholders, by the affirmative vote of the majority of the stock issued, outstanding and entitled to vote, may make, alter or amend these By-Laws without notice at any annual meeting, or any special meeting if notice thereof be contained in the notice of such meeting.

July 1996

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